Evolent Health Completes Acquisition of Valence Health

The addition of Valence Health enhances Evolent’s market-leading value-based care platform

WASHINGTON, DC. October 3, 2016 -- Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician groups, announced today the completion of its acquisition of Valence Health. First announced on July 13, 2016, this strategic acquisition brings together two innovative companies that serve health care providers in the transition to value-based care.

The closing merger consideration net of certain closing adjustments is $219.4 million based on the closing price of Evolent’s Class A common stock on the New York Stock Exchange on October 3, 2016, and consists of 7.05 million shares of Evolent Class A common stock and $50.3 million in cash. The shares issued to Valence stockholders represent approximately 10.5% of Evolent’s issued and outstanding Class A common stock and Class B common stock after the merger. The terms of the transaction were amended relative to the agreement announced at signing and the closing merger consideration incorporates payments under the original earn-out related to a new contract with MDWise and also an adjusted mix of cash and stock to provide sufficient cash to fund the business that the sellers are retaining to serve state insurance cooperatives. As previously announced by Valence Health on September 26, 2016, Valence Health signed a contract to provide services to MDWise. Jointly sponsored by Eskenazi Health and Indiana University Health, the Indianapolis-based company serves more than 400,000 members and is among the nation’s largest provider-sponsored Medicaid plans.

The transaction also includes additional earn-out potential of up to $12.4 million, payable in Evolent Class A common stock, tied to new business activity contracted on or before December 31, 2016. Shares to be issued in relation to the earn-out are limited to 951,576 shares. The shares issued at closing and pursuant to the earn-out will be issued in transactions exempt from registration under the Securities Act of 1933, as amended.

Evolent expects the acquired business, on a standalone basis, to generate revenues of approximately $80-85 million for the year ending December 31, 2016; however, Evolent will consolidate the results of the acquired business only for the period subsequent to the closing of the transaction.

Conference Call and Webcast Details
Evolent will hold a conference call to discuss details of the transaction tomorrow, October 4 at 8:00a.m., Eastern Time. The conference call will be available via live webcast on the company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial
1-888-317-6016 and ask to join the Evolent call. Participants are advised to dial in at least 15 minutes prior to the call to register. The call will be archived on the company’s website for 90 days. Evolent invites all interested parties to attend the conference call.

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About Evolent Health

Evolent Health partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent Health helps physicians and health systems achieve superior quality and cost results. Evolent Health’s approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients. Learn more at: www.evolenthealth.com.

Forward-Looking Statements - Cautionary Language

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	The acquisition of Valence Health, as well as future acquisitions, investments and alliances could pose numerous risks to our operations, including:

◦	difficulty integrating the purchased operations, products or technologies;

◦	substantial unanticipated integration costs, delays and challenges that may arise in integration;

◦	assimilation of the acquired businesses, which may divert significant management attention and financial resources from our other operations and could disrupt our ongoing business;

◦	the loss of key employees, particularly those of the acquired operations;

◦	difficulty retaining or developing the acquired business’ customers;

◦	adverse effects on our existing business relationships with customers, suppliers, other partners, standing with regulators;

◦	challenges related to the integration of businesses that operate in new geographic areas and new markets;

◦	failure to realize the potential cost savings or other financial benefits or the strategic benefits of the acquisitions;

◦	liabilities from the acquired businesses for infringement of intellectual property rights, data privacy violations or other claims and failure to obtain indemnification for such liabilities or claims.

◦
We may be unable to complete acquisitions or integrate the operations, products or personnel gained through the Valence Health acquisition or any other such transaction without a material adverse effect on our business, financial condition and results of operations.

◦	Transaction agreements may impose limitations on our ability, or as is the case in the Valence Health acquisition, the ability of the business to be acquired, to conduct business.

◦	Events outside our control, including operating changes or regulatory changes, could also adversely affect our ability to realize anticipated revenues, synergies, benefits and cost savings.

◦	Revenues of Valence Health after consummation of the acquisition may be less than expected.

◦	Any integration may be unpredictable, or subject to delays or changed circumstances, and we and any targets may not perform in accordance with our expectations.

◦
In addition, the market price for our Class A common stock could be affected, following the consummation of the Valence Health acquisition or any other transaction, by factors that have not historically affected the market price for our Class A common stock.

•	the structural change in the market for health care in the United States;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners;

•	our ability to offer new and innovative products and services;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including premium pricing reductions and the ability to control and, if necessary, reduce health care costs;

•	our ability to attract new partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	uncertainty in the health care regulatory framework;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	risks related to future acquisition opportunities;

•	the risk of potential future goodwill impairment on our results of operations;

•	our future indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	our ability to remediate the material weakness in our internal control over financial reporting;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	our exemption from certain corporate governance requirements due to our previous status as a “controlled company” within the meaning of the New York Stock Exchange rules;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares become available for sale or if a large number of Class B common units is exchanged for shares of Class A common stock;

•
provisions in our amended and restated certificate of incorporation and amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•	provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock; and

•	our status as an “emerging growth company.”

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, filed with the SEC on February 29, 2016, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.

Source: Evolent Health, Inc.

Contacts:

Bob East	Robin Glass
(443) 213-0500	(571) 389-6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com